Exhibit 3.1

ARTICLES OF INCORPORATION

OF

SILVERGATE CAPITAL CORPORATION

Article 1.     Name. The name of the corporation is Silvergate Capital Corporation (hereinafter referred to as the “Corporation”).

Article 2.     Duration. The term of existence of the Corporation shall be perpetual.

Article 3.     The Purpose; Nature of Business. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Maryland General Corporation Law (the “MGCL”). The Corporation shall have all of the general powers of a corporation as provided by the MGCL.

Article 4.     Principal Office; Registered Agent. The address of the principal office of the Corporation in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The name of the registered agent at such address is The Corporation Trust Incorporated.

Article 5.     Capital Stock.

A.  Authorized Amount.

The total number of shares of capital stock which the Corporation has authority to issue is 60,000,000, of which 50,000,000 shall be common stock, $.01 par value per share (hereinafter the “Common Stock”) and 10,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter “Preferred Stock”). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore.

B.     Common Stock.

Except as provided in this Article 5 (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

Silvergate Capital Corporation

Articles of Incorporation

C.     Authority of Board to Fix Terms of Preferred Stock.

The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

Article 6.     Incorporator. The name and address of the sole incorporator is as follows:

Name	Address
Dennis S. Frank	8100 La Mesa Boulevard La Mesa, California 91941

Article 7.     Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

A.  Number.

The current number of directors of the Corporation is seven (7). The names of the current members of the Board of Directors of the Corporation are:

Dennis S. Frank

Derek J. Eisele

Jeffrey J. Block

Robert C. Campbell

John D. Eudy

Richard C. Lehman, M.D.

Thomas W. Deutsch

The business address of each member of the Board of Directors of the Corporation is 8100 La Mesa Boulevard, La Mesa, California 91941.

Except as otherwise increased from time to time by the exercise of the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation shall be determined as stated in the Corporation’s Bylaws, as may be amended from time to time.

B.  Classification and Term.

Silvergate Capital Corporation

Articles of Incorporation

The initial directors shall serve until the first annual meeting of stockholders after the effective date of the original Articles of Incorporation of the Corporation. At such first annual meeting, a classified Board of Directors will be elected to succeed the initial directors. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into five classes as nearly equal in number as possible, with one class to be elected annually at each annual meeting subsequent to the first annual meeting of stockholders. The term of office of the directors elected at the first annual meeting of stockholders shall be as follows:

(1) the term of office of the directors of the first class shall expire at the first annual meeting of stockholders after their election as directors;

(2) the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after their election as directors;

(3) the term of office of the directors of the third class shall expire at the third annual meeting of stockholders after their election as directors;

(4) the term of office of the directors of the directors of the fourth class shall expire at the fourth annual meeting of stockholders after their election as directors and, as the directors of each class, when their respective successors are elected and qualified; and

(5) the term of office of the directors of the fifth class shall expire at the fifth annual meeting of stockholders after their election as directors. At each annual meeting of stockholders subsequent to the first annual meeting of stockholders, the directors elected to succeed those in the class whose terms are expiring shall be elected for a term of office to expire at the fifth succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the terms of such Preferred Stock.

C.  No Cumulative Voting.

Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

D.  Vacancies.

Silvergate Capital Corporation

Articles of Incorporation

Except as otherwise fixed pursuant to the provisions of Article 5 hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

E.      Removal.

Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office without cause by an affirmative vote of not less than 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose and may be removed from office with cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders. Cause for removal shall exist only if the directors whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director’s duties to the Corporation. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

F.  Nominations of Directors.

Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Article 7.F shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Article 7.F shall be provided for use at the annual meeting.

Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporations as set forth in this Article 7.F. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal execution offices of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a

Silvergate Capital Corporation

Articles of Incorporation

director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article 10.A(e)) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, information required to be disclosed by Items 4, 5, 6, and 7 of Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article 7.F. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of their Article 7.F in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably cured within such period, of if the Board of Directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article 7.F in any material respect, then the Board of Directors may reject such stockholder’s nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and information requirements of this Article 7.F. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article 7.F.    If the presiding officer determines that a nomination was made in accordance with the terms of this Article 7.F, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer

Silvergate Capital Corporation

Articles of Incorporation

determines that a nomination was not made in accordance with the terms of this Article 7.F, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article 7.F shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

G.  Discharge of Duties.

In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors shall, in considering the best interest of the Corporation, consider the effects of any action upon the employees and customers or clients of the Corporation and its subsidiaries, the depositors and borrowers of any banking subsidiary, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors which it deems relevant.

Article 8.     Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

Article 9.     Indemnification, etc. of Officers, Directors, Employees and Agents.

A.  Personal Liability of Directors.

A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director’s liability for monetary damages may not be limited.

B.  Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under Maryland law.

C.  Advancement of Expenses.

Silvergate Capital Corporation

Articles of Incorporation

Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

D.  Other Rights.

The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

E.  Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article 9.

F.  Security Fund; Indemnity Agreements.

By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this

Article 9.

G.  Modification.

The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

H.  Proceedings Initiated by Indemnified Persons.

Silvergate Capital Corporation

Articles of Incorporation

Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Article 10.  Meetings of Stockholders and Stockholder Proposals.

A.  Definitions.

(a) Acquire.   The term “Acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(b) Acting in Concert.  The term “Acting in Concert” means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

(c) Affiliate.  An “Affiliate” of, or a Person “affiliated with,” a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(d) Associate.   The term “Associate” used to indicate a relationship with any Person means:

(i) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

(ii) Any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity;

(iii) Any relative or spouse of such Person (or any relative of such spouse) who has the same home as such Person or who is a director or officer of

Silvergate Capital Corporation

Articles of Incorporation

the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

(iv) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

(e) Beneficial Owner (including Beneficially Owned).  A Person shall be considered the “Beneficial Owner” of any shares of stock (whether or not owned of record):

(i) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

(ii) Which such Person or any Affiliate or Associate of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

(iii) Which are Beneficially Owned within the meaning of (i) or (ii) of this Article 10.A(e) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article 10 of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article 10.A(e), but shall not include any other Voting Shares which may be issuable in such manner.

(f) Offer.  The term “Offer” shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term “Offer” shall not include (i) inquiries directed

Silvergate Capital Corporation

Articles of Incorporation

solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management’s receptivity to the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letter of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

(g) Person.   The term “Person” shall mean any individual, partnership, corporation, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a “Person.”

(h) Substantial Part.  The term “Substantial Part” as used with reference to the assets of the Corporation or any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation’s most recent fiscal year ending prior to the time the determination is being made.

(i) Subsidiary.  “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly, or indirectly, by the Person in question.

(j) Voting Shares. “Voting Shares” shall mean shares of the Corporation entitled to vote generally in an election of directors.

(k) Certain Determinations With Respect to Article 10. A majority of the directors shall have the power to determine for the purposes of this Article 10, on the basis of information known to them and acting in good faith: (A) the number of Voting Shares of which any Person is the Beneficial Owner, (B) whether a Person is an Affiliate or Associate of another, (C) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of “Beneficial Owner” as hereinabove defined, and (D) such other matters with respect to which a determination is required under this Article 10.

(l) Directors, Officers, or Employees.  Directors, officers or employees of the Corporation or any Subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

B.     Special Meetings of Stockholders.

Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the

Silvergate Capital Corporation

Articles of Incorporation

Board, (iii) the President or (iv) stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at an annual or special meeting of stockholders.

C.  Action Without a Meeting.

Any action permitted to be taken by the stockholders at a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation as part of the corporate records.

D.  Stockholder Proposals.

At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of, (a) the Board of Directors or (b) any stockholder of the Corporation who complies with all the requirements set forth in this Article 10.D.

Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article 10.D. For the stockholder proposals to be included in the Corporation’s proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Corporation’s proxy materials, the stockholder notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are Beneficially Owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interest which all stockholders would have).

The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article 10.D. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder’s notice does not satisfy the information requirements of this Article 10.D in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time not to

Silvergate Capital Corporation

Articles of Incorporation

exceed five days from the date such deficiency notice is given to the stockholder as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article 10.D in any material respect, then the Board of Directors may reject such stockholder’s proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Article 10.D. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article 10.D. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Article 10.D, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article 10.D, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

Article 11.     Amendment of Articles and Bylaws.

A.  Articles.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. Except for section A of Article 5, which may be amended by the Board of Directors, no amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter approved by the holders of two-thirds of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

B.  Bylaws.

The Board of Directors or stockholders may adopt, alter amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the

Silvergate Capital Corporation

Articles of Incorporation

holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Sections 2.4, 2.13, 3.1, 3.2, 3.3, 3.4, 3.14 and Articles X and XI of the Bylaws.

Silvergate Capital Corporation

Articles of Incorporation

THE UNDERSIGNED, Dennis S. Frank, is the sole incorporator, over the age of 18, for the purpose of forming a corporation under the Maryland General Corporation Law through these Articles of Incorporation, and has caused theses Articles of Incorporation to be signed and declares and certifies that the facts herein stated are true and has hereunto set his hand this 28th day of February, 2000.

ATTEST

/s/ Dennis S. Frank
Dennis S. Frank
Sole Incorporator

Articles of Amendment

Increasing the Authorized Shares of Capital Stock of Silvergate Capital Corporation

Silvergate Capital Corporation, a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), in accordance with the provisions of Sections 2-105, 2-602, and 2-604 of the Maryland General Corporation Law (“MGCL”), does hereby certify:

FIRST: Under a power contained in Article 11.A of the Articles of Incorporation of the Corporation (the “Articles”), the Board of Directors has by the majority vote of all Directors approved the amendment of Article 5.A of the Articles, which amendment is limited to a change expressly authorized by Section 2-105(a)(12) of the MGCL to be made without action by the stockholders.

Part 1. Authorized Amount of Capital Stock. This amendment increases the number of shares of stock of all classes which the Corporation has the authority to issue from 60,000,000 immediately before the amendment to 160,000,000, of which the total number of shares of common stock immediately before the amendment was 50,000,000 and the amended total number of such shares is 150,000,000, with the total number of shares of preferred stock remaining unchanged at 10,000,000 both immediately before the amendment and thereafter.

Part 2. Par Value of Shares. The par value of all shares of capital stock of the Corporation is $0.01 per share. The aggregate par value of all shares of capital stock of the Corporation is $1,600,000.

Part 3. Classes of Shares. The information required by Section 2-607(b)(2)(i) of the MGCL was not changed by the amendment.

Part 4. Text of Article 5.A. The amended Article 5.A. of the Corporation’s Articles is as follows:

A.    Authorized Amount.

The total number of shares of capital stock which the Corporation has authority to issue is 160,000,000, of which 150,000,000 shall be common stock, $.01 par value per share (hereinafter the “Common Stock”) and 10,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter “Preferred Stock”). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore.

SECOND: These Articles of Amendment have been approved by the Board of Directors in the manner and by the vote required by law.

THIRD: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 4th day of August, 2009.

ATTEST:	SILVERGATE CAPITAL CORPORATION

By	/s/ Judith Knowles	By	/s/ Alan J. Lane
	Judith Knowles		Alan J. Lane
	Secretary		President

[ SEAL ]

ARTICLES OF AMENDMENT

OF

SILVERGATE CAPITAL CORPORATION

Silvergate Capital Corporation, a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article 11.A of the Articles of Incorporation of the Corporation (the “Articles”), the Board of Directors has by the majority vote of all directors approved the amendment of Article 5 of the Articles, which amendment was thereafter approved by the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote generally in an election of directors.

Text of Article 5. The amended Article 5 of the Corporation’s Articles is as follows:

ARTICLE 5

CAPITAL STOCK

A.       Authorized Amount.

The Corporation shall be authorized to issue 160,000,000 shares of capital stock, of which (i) 125,000,000 shares shall be shares of Class A Common Stock, $0.01 par value (the “Class A Common Stock”), (ii) 25,000,000 shares shall be shares of Class B Non-Voting Common Stock, $0.01 par value (the “Class B Non-Voting Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii) 10,000,000 shares shall be shares of Preferred Stock, $0.01 par value (the “Preferred Stock”).

B.       Common Stock.

(1) Except as expressly provided herein, the rights, preferences and privileges of the Class A Common Stock and Class B Non-Voting Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical.

(2) The holders of the Class A Common Stock and Class B Non-Voting Common Stock shall be entitled to receive an equal amount of dividends per share if, as and when declared from time to time by the Board of Directors. In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Non-Voting Common Stock unless the shares of Class A Common Stock and Class B Non-Voting Common Stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of Common Stock, shares of Class B Non-Voting Common Stock shall only be entitled to receive shares of Class B Non-Voting Common Stock and shares of Class A Common Stock shall only be entitled to receive shares of Class A Common Stock.

(3) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, holders of Class A Common Stock and Class B Non-Voting Common Stock shall be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of Common Stock, after the rights of the holders of the Preferred Stock, if any, have been satisfied.

(4) Except as otherwise required by law, herein or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of Class A Common Stock shall exclusively possess all voting power and each share of Class A Common Stock shall be entitled to one vote, and the holders of the Class B Non-Voting Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of the Class B Non-Voting Common Stock with respect to the modification of the terms of the securities or dissolution, shall require the approval of the Class B Non-Voting Common Stock voting separately as a class.

C.      Conversion of Class B Non-Voting Common Stock Upon Transfer.

Each share of Class B Non-Voting Common Stock will be convertible into a share of Class A Common Stock at the option of the holder, provided, however, that each share of Class B Non-Voting Common Stock will not be convertible in the hands of the initial holder and will only become convertible at the time it is transferred upon a Permitted Transfer (as defined below) to a third party unaffiliated with such initial holder, subject to the transfer restrictions described in this paragraph C.

A holder of shares of Class B Non-Voting Common Stock may sell or transfer such shares to an affiliate of such holder; however the shares of Class B Non-Voting Common Stock would remain non-voting in the hands of such affiliate.

Shares of Class B Non-Voting Common Stock would be automatically convertible into shares of Class A Common Stock upon a “Permitted Transfer.” A Permitted Transfer is a sale or transfer: (i) to the Corporation; (ii) in a widely dispersed public offering; (iii) in which no transferee (or group of associated transferees) would receive 2% or more of a class of the Corporation’s voting securities; or (iv) to a person that, prior to the completion of the transfer, owns, controls or holds the power to vote 50% or more of the Class A Common Stock of the Corporation.

Such conversion shall be effected in accordance with the following procedures:

(1)      The conversion right provided in this paragraph C shall be exercised by the delivery of a written notice (the “Conversion Notice”) of the election by the holder (the “Converting Holder”) of shares of Class B Non-Voting Common Stock to be converted to the office of the Secretary of the Corporation during normal business hours and (if so required by the Corporation) an instrument of transfer, in form satisfactory to the Corporation, duly executed by such Converting Holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to subparagraph (3).

(2)       As promptly as practicable after the delivery of a Conversion Notice and the payment in cash of any amount required by the provisions of subparagraphs (1) and (3), the Corporation will deliver or cause to be delivered at the office of the Secretary of the Corporation to or upon the written order of the Converting Holder, a confirmation of book-entry transfer of shares representing the number of fully paid and non-assessable shares of Class A Common Stock issuable upon such conversion, issued in such name or names as the Converting Holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the delivery of the Conversion Notice, and all rights of the Converting Holder shall cease with respect to such shares of Class B Non-Voting Common Stock at such time and the person or persons in whose name or names the shares of Class A Common Stock issued upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any delivery of a Conversion Notice and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

(3)      The issuance of shares of Class A Common Stock upon conversion of shares of Class B Non-Voting Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such shares to be issued upon conversion are to be issued in a name other than that of the holder of the share or shares of Class B Non-Voting Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

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(4)      When shares of Class B Non-Voting Common Stock have been converted, they shall be cancelled and become authorized but unissued shares of Class B Non-Voting Common Stock.

D.      Preferred Stock

The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series the number of shares thereof, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (1) subject to redemption at such time or times and at such price or prices; (2) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (3) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (4) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

*          *          *

SECOND: The number of authorized shares of stock of the Corporation is not being changed by these Articles of Amendment.

THIRD: The amendment of Article 5 of the Corporation’s Articles as hereinabove set forth has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FOURTH: The foregoing amendments shall be effective upon the acceptance for record by the Maryland Department of Assessments and Taxation of these Articles of Amendment.

FIFTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

*          *          *

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 24th day of June, 2011.

SILVERGATE CAPITAL CORPORATION

/s/ Alan J. Lane
Alan J. Lane, President
ATTEST:

/s/ Judith M. Knowles
Judith M. Knowles, Secretary

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ARTICLES OF AMENDMENT

OF

SILVERGATE CAPITAL CORPORATION

Silvergate Capital Corporation, a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland at 2405 York Road, Suite 201, Lutherville Timonium, Maryland, 21093-2264, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article 11.A of the Articles of Incorporation of the Corporation (the “Articles”), the Board of Directors has by the majority vote of all directors approved the amendment of Article 7.B of the Articles, which amendment was thereafter approved by the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote generally in an election of directors.

Text of Article 7.B. The amended Article 7.B of the Corporation’s Articles regarding the classification and term of office of directors is as follows:

B. Classification and Term.

The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually at each annual meeting subsequent to the first annual meeting of stockholders. The term of office of the directors elected at the first annual meeting of stockholders to which this classification provision applies shall be as follows:

(1) the term of office of the directors of the first class shall expire at the first annual meeting of stockholders after their election as directors; and

(2) the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after their election as directors; and

(3) the term of office of the directors of the third class shall expire at the third annual meeting of stockholders after their election as directors; and

(4) at each annual meeting of stockholders subsequent to the first annual meeting of stockholders, the directors elected to succeed those in the class whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the terms of such Preferred Stock.

*            *            *

SECOND: The number of authorized shares of stock of the Corporation is not being changed by these Articles of Amendment.

THIRD: The amendment of Article 7.B of the Corporation’s Articles as hereinabove set forth has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FOURTH: The foregoing amendments shall be effective upon the acceptance for record by the Maryland Department of Assessments and Taxation of these Articles of Amendment.

FIFTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

*            *            *

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 4th day of March, 2019.

SILVERGATE CAPITAL CORPORATION

/s/ Alan J. Lane
Alan J. Lane, President and Chief Executive Officer
ATTEST:

/s/ Judith M. Knowles
Judith M. Knowles, Secretary

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